Exhibit 99.11

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

        THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

The Invitation for Making Offers (Offers) on Acquisition

of Additional Issue of Shares of Joint-Stock

Company “Federal Hydrogeneration Company”

(state registration number 1-01-55038-E-039D dated 12/02/2010)

(hereinafter referred to as “Invitation”)

The present document is an invitation for making offers (offers) which shall be distributed between a pre-determined set of people; the subject of the invitation is acquisition of shares of Joint-Stock Company “Federal Hydrogeneration Company” (hereinafter – JSC “RusHydro”, the Company, Issuer), registered address: 660099, Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51. State registration number of additional issue of shares effected by the present Invitation: 1-01-55038-E-039D dated 12/02/2010. The present Invitation is published by Issuer as per requirements of para 8.3 Solution on additional issue of securities registered by Federal Service for Financial Markets on 12/02/2010.

Order and Terms of Offers Submission:

Offers on shares acquisition (hereinafter – Offers) may be submitted to Issuer not later than 10 (ten) days starting from date of the present Invitation publication in newsline of JSC Interfax news agency (hereafter – “Interfax” newsline) and on page www.rushydro.ru in Internet (hereinafter this period is designated as Offer collection period).

A potential acquirer of placed securities (hereinafter – Acquirer) may submit an Offer daily from 10.00 to 17.00 of Moscow time except for Saturday, Sunday and public holidays to any of the following addresses:

•	117393, Moscow, Arkhitektor Vlasov Str., 51, JSC “RusHydro”;

•	119049, Moscow, Shabolovka Str., 10, build. 2, “IC “EUROFINANSY” Co. (Broker).

Each Offer shall contain the following data (recommended offer form for physical persons and legal entities is presented on Issuer web-site www.rushydro.ru in Internet):

•	heading: “Offer for Acquisition of JSC “RusHydro” shares”;

•	full company name/surname, name, patronymic name of Acquirer;

•	identification number of Acquirer tax payer (if any);

•	place of residence (location) of Acquirer;

•	for physical persons – passport details (date and place of birth; passport series, number and date of issue, the body issued the passport);

•

for legal entities – data on registration of the legal entity (including for Russian legal entities – data on state registration of legal entity/enlistment in the Uniform Government Register of Legal Entities (date, registration body, respective certificate number));

•

agreement of the person who makes an Offer to acquire shares as per quantity specified in the Offer following the offering price of securities, determined in the order stated in Solution on additional issue of securities;

•	quantity of acquired securities which may be given by one of the following ways:

•	exact number of shares in numerical expression Acquirer is obliged to acquire;

•

minimum number of shares Acquirer is obliged to acquire. Data on minimum quantity imply Acquirer proposal, who sent the Offer, to acquire any quantity of placed shares at least within the specified minimum number of shares;

•

maximum number of shares Acquirer is obliged to acquire. Data on maximum quantity imply Acquirer proposal, who sent the Offer, to acquire any quantity of placed shares within the specified maximum number of shares;

•

minimum and maximum number of shares Acquirer is obliged to acquire. Data on minimum and maximum quantity imply proposal of the person, who sent the Offer, to acquire any quantity of placed shares within the specified quantity of shares minimum and the specified quantity of shares maximum;

•

personal account number of Acquirer in the register of owners of Issuer’s registered securities for transfer of acquired shares. If shares shall be entered into the register of owners of Issuer’s registered securities to nominee shareholder account – specify full business name of depositary (hereinafter – the first level Depositary), data on state registration of the depository (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities), account number of Acquirer’s depositary account, number and date of depositary contract concluded between the depository and Acquirer (in respect of placed securities). If keeping of Acquirer’s depositary account (in respect of placed securities) is performed by nominal shareholder in turn being the depositor of the first level Depositary, then full business name of specified nominal shareholder, data on state registration of the specified nominal shareholder (hereinafter – the second level Depositary) (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities), account number of Acquirer’s depositary account, number and date of depositary contract concluded between the depository and Acquirer (in respect of placed securities), full business name of the first level Depositary, requisites of interdepository contract concluded between first level Depositary and the second level Depositary (and so forth this information is given up to nominal shareholder who is assigned with Acquirer’s depositary account (in respect of placed securities) are given in the Offer;

•	banking details of Acquirer for return of funds;

•	contact information (mail address, fax with intercity code, e-mail address) for sending the reply on taking the Offer (acceptance).

The Offer shall be signed by Acquirer (or by authorized person with attached original or notarized copy of duly executed letter of attorney or any other document authorizing qualification of a representative) and for legal entities – shall contain stamp impression (if any).

The following documents shall be attached to the Offer:

•	for legal entities – notarized copies of constituent documents and documents confirming authority of a person entitled to act without power of attorney on behalf of the legal entity;

•	the Offer may be followed by financial guarantees, ensuring fulfillment of obligations of the person, who sent the Offer to pay the shares, if his Offer will be accepted by Issuer;

•

if by law the person, who sent the Offer, acquires the quantity of shares specified in the Offer with prior consent of antimonopoly agency, the person who sent the Offer is obliged to attach the copy of antimonopoly agency approval to the Offer;

•

if by law the person, who sent the Offer, acquires the quantity of shares specified in the Offer with prior consent of competent authority of Acquirer (Board of Directors, general meeting of the shareholders), the person, who sent the Offer, is obliged to attach the copy of respective decision on approval of transaction to acquire placed securities to the Offer.

Issuer dismisses the Offer, if the Offer does not meet legislation requirements of the Russian Federation and (or) Solution on additional issue of securities.

Offers submitted to Issuer are subject to registration by Issuer in the specialized received offers register (hereinafter – Issuer register) at the day of their reception. Offers submitted to Broker are subject to registration by Broker in the specialized received offers register (hereinafter – Broker register) at the day of their reception.

Offers to acquire the placed securities submitted by potential acquirers are accepted by Issuer at his discretion.

Based on Issuer register or Broker register Issuer or Broker acting on behalf of Issuer and based on Issuer’s written assignment sends the reply on acceptance of proposal (Offer) (acceptance) to Acquirers chosen by Issuer at his discretion among Acquirers submitted their Offers as per requirements stated in para 8.3. Solutions on additional issue of securities. This reply shall specify the quantity of shares placed for Acquirer who sent the Offer.

Reply on the Offer acceptance (acceptance) is handed over to Acquirer in person or his authorized representative, or is forwarded to mail address and (or) fax number and (or) e-mail address, specified in the Offer not later than in 3 (three) days since the date of Issuer’s decision on the Offer acceptance (hereinafter – acceptance delivery period).

Decision on accepting the Offer (acceptance) can be made by Issuer not later than in 5 (five) days after Offer collection period expiry (hereinafter – Acceptance period). Issuer is entitled to make decision on the Offer acceptance only with regard to the quantity of additional shares which are not placed at the moment of making decision on such Offer acceptance and are not subject to be placed for another or the same Acquirer on the basis of the Offer accepted by Issuer earlier.

Contract on shares acquisition is considered concluded by the moment Acquirer (Acquirer’s authorized representative), who sent the Offer, receives Issuer’s reply on the Offer acceptance (acceptance).

If agreed by the Parties, in compliance with Article 434 of Civil Code of Russian Federation a contract may be drawn up as one document signed by the parties with number of its copies agreed by the Parties.

To draw up a contract on shares acquisition Acquirer is entitled to call at the following address daily from 10 a.m till 5 p.m of Moscow time, excluding Saturday, Sunday and public holidays: Russian Federation, Moscow, Arkhitektor Vlasov Str., 51, JSC “RusHydro”. The contract is drawn up upon the Offer acceptance receipt by Acquirer.

Securities Terms of Payment:

Price of offering 1 (one) additional registered ordinary share of Issuer is determined by the decision of JSC RusHydro Board of Directors dated 12/08/2010 (Minutes No. 113 dated 12/08/2010) and equals to 1 (one) rouble and 61 (sixty one) kopecks.

The acquired securities shall be paid in full by Acquirer upon receipt of Issuer’s reply on the Offer acceptance (acceptance) within 10 (ten) days after Acceptance delivery period expiry.

When acquiring securities of the following additional issue cash payment terms are provided.

When paying securities, Acquirer transfers the cash assets in Russian Federation currency to Issuer’s current account specified in para 8.6 of Solution on additional issue of securities and in the present Invitation.

Obligations on placed shares payment is considered discharged upon remittance of funds to Issuer’s current account.

Bank details of the account for cash assets transfer paid for shares:

Account holder: Joint-Stock Company “Federal Hydrogeneration Company” (TIN 2460066195)

Full name of credit institution: “Sberbank of Russia” Joint stock company

Short name of credit institution: “Sberbank of Russia” JSC

Registered address of the credit institution: 117997, Russia, Moscow, 19, Vavilova Str.

Current account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

Bank TIN 7707083893

Payment term (Details of payment): “Payment of JSC “RusHydro” shares in compliance with JSC “RusHydro” acceptance No. , dated «    »            2011 with regard to Offer “Full name of the person, who sent the Offer dated «    »            2011, is not liable to VAT”.

In execution of the Contract on shares acquisition, Acquirer transfers the cash assets to Issuer’s current account specified in para 8.6. of Solution on additional issue of securities and in the present Invitation.

The placed shares shall be paid in full by Acquirers within the term specified in Solution on additional issue of securities and Contracts on shares acquisition before the date of credit entry registration regarding Acquirers’ accounts in register keeping system of Issuer’s shareholders (or nominal shareholder specified by Acquirer). Herewith, credit entries regarding share Acquirers’ accounts in register keeping system of Issuer’s shareholders (or nominal shareholder specified by Acquirer) can not be registered prior to the commencement date of additional shares placement and later than expiry date of additional shares placement.

If liabilities on acquired shares payment is not discharged within specified term, or is discharged partially, Issuer is entitled to refuse the cross obligation on shares transfer to Acquirer.

If liability on acquired shares payment is discharged by Acquirer partially, Issuer is entitled to discharge the cross obligation on shares transfer to Acquirer in amount prepaid by Acquirer.

If liability on acquired shares payment is discharged by Acquirer partially or in case of full refusal by Issuer to discharge the cross obligation on shares transfer in case of default of shares payment by Acquirer within above specified terms, monetary funds received in capacity of partial discharge of obligation on shares payment, or all monetary funds paid (transferred) by Acquirer for the shares respectively shall be subject to return to Acquirer on non-cash basis (in accordance with the established procedure) not later than 60 (sixty) days since expiry date of securities placement based on bank details specified in the Offer.

Issuer is entitled not to submit to Acquirer a denial notification on shares transfer discharge cross obligation (all shares or shares unpaid by Acquirer respectively), though, at the discretion of Issuer, to inform Acquirer, above notification may be handed over to Acquirer in person or to his authorized representative, or forwarded to mail address and (or) fax number and (or) e-mail address, specified in the Offer.

Issuer’s obligation on transfer the placed securities to Acquirer is considered discharged from the date of credit entry regarding Acquirer’s or nominal shareholder’s account registration, or respective quantity of placed securities specified in the Offer by Acquirer.

Making modifications and/or termination of contracts concluded when placing shares is performed on the ground and in the procedure, provided for by Chapter 29 of Civil Code of Russian Federation.

Obligations on placed shares payment is considered discharged upon remittance of funds to Issuer’s current account.

IMPORTANT ADDITIONAL INFO:

1. Comprehensive legal information on terms of securities placement regarding the present Invitation is given in Solution on additional issue of securities and Prospectus, which content is disclosed in the established order (including on Issuer’s web-site www.rushydro.ru in Internet).

2. Acquirer at his discretion submits the Offer either to Issuer or Broker. Sending the Offer to Issuer (117393, Moscow, Arkhitektor Vlasov Str., 51, JSC “RusHydro”) and Broker (119049, Moscow, Shabolovka Str., 10, build. 2, JSC “Investment Company “EUROFINANCE””) produces equal legal effects. Acquirer can submit the Offer in person, by mail or express delivery.

3. The deadline Offer collection period is 02/28/2011 (inclusive).

4. Issuer at his discretion makes decision on acceptance or non-acceptance of each individual received Offer. Issuer is not obliged to carry on negotiations with Acquirer. Issuer shall not disclose information on the order of work with received Offers and results of their acceptance. Issuer is not obliged to notify Acquirer on non-acceptance of the Offer.

5. The deadline Acceptance period is 03/05/2011 (inclusive). The deadline Acceptance delivery period is 03/09/2011 (inclusive). If the document on Offer acceptance (acceptance) is not received till 03/09/2011 (inclusive), it means that the Offer has not been accepted by Issuer and Contract on shares acquisition has not been concluded. The document on Offer acceptance, received by Acquirer later than 03/09/2011, is not considered the Offer acceptance.

6. Shares payment term is determined as per paras 8.3. and 8.6. Solutions on additional issue of securities. The deadline for payment of shares by Acquirers, who received Issuer’s reply on the Offer acceptance (acceptance), is 03/21/2011 (inclusive) (this date does not regard the date of acceptance receipt by Acquirer). If securities are unpaid within 10 (ten) days after Acceptance delivery period expiry and if Acquirer has received Issuer’s reply on the Offer acceptance, Issuer is entitled to terminate the Contract unilaterally and refuses to enter the shares without additional notification of Acquirer; herewith, Issuer is not obliged carry on negotiations with Acquirer.

7. If potential acquirer of securities has no personal account in register keeping system of Issuer’s shareholders (depositary accounts of nominal shareholder who may receive Issuer’s shares transferred to Acquirer), the potential acquirer shall open the specified personal account or depositary account within Offer collection period (before the Offer submission) If the Offer does not contain any information regarding the specified personal account or depositary account, Issuer will not be entitled to conclude a contract on shares acquisition and transfer the shares to Acquirer by virtue of the contract.

8. We would like to draw your attention to the fact that as per para 5 Art. 44 of Federal Law “On Joint-Stock Companies” a person registered in the Company shareholder register shall timely inform the Company shareholders register keeper on changes in his data (full name, year and date of birth; residence (registration place), specimen signature of securities holder and other data stipulated in para 3.4.1. Provisions on keeping the register of registered securities owners (approved by Resolution No. 27 of RF FCSM dated October 2, 1997). If shareholder data were changed or the register does not contain a registered person’s questionnaire or registrar is not submitted a legal entity set of documents, the shareholder is obliged to send data on his personal data change and (or) missing documents to JSC “R.O.S.T Registrar” (or one of JSC “R.O.S.T Registrar” affiliates) in the order stipulated in effective normative acts.

9. Regarding Offers to be received (accepted) by Issuer, provided that securities are duly paid by potential acquirers, Issuer shall place the securities on 03/31/2011 at the latest. The term of securities transfer to the persons, who are depositors of Issuer’s nominal shareholders, is determined by the contracts of such persons and respective nominal shareholders.

10. Carve-out of shares in over-the-counter markets will be possible only after state registration of report on results of securities additional issue (approximately – in the end of April 2011), carve-out of shares in the exchange will be possible after listing (approximately – May 2011) or consolidation of this issue of securities with Issuer’s securities issue, who calls the exchange starting from date of the present Invitation publication (individual code of the issue is cancelled within 14 days upon 3 months expiry since the date of state registration of report on results of securities additional issue). Listing of securities, regarding the present Invitation, is not considered Issuer’s and (or) trade institutor in security market (exchange) absolute obligation. If for some reason, listing of shares additional issue, regarding the present Invitation, will not be performed, exchange transactions involving given additional issue shares will be possible after consolidation of securities issues in the order specified above in the present paragraph.

Information on JSC “RusHydro” securities placement as per the present Invitation is delivered by the following phone numbers only:

Issues of personal accounts opening, securities trading, general information: JSC “R.O.S.T Registrar” (JSC “RusHydro” registrar): 8 800 555 99 97, TOLL-FREE call in the territory of Russia.

Issues of terms and order of JSC “RusHydro” securities placement: Khayrulin Vitaly (KhayrulinVG@gidroogk.ru, phone: 225-32-32 (ext. 19-44), or Zavalko Maxim (ZavalkoMV@gidroogk.ru, phone: 225-32-32 (ext. 10-25).

Contact persons of Broker (“IC “EUROFINANSY” Co.): Losev Sergey (losev@eufn.ru, tel.: +7 (495) 644-43-14); Shapedko Mikhail (shapedko@eufn.ru, tel.: +7 (495) 644-43-14).

Recommended form for legal entities

OFFER

FOR ACQUISITION OF SHARES

Joint Stock Company RusHydro (hereinafter also Company, Issuer)

(state registration number of additional issue 1-01-55038-E-039D dated 12/02/2010)

(hereinafter – also shares, securities)

A person making this Offer (hereinafter also – Acquirer) is responsible for adequacy of information, given in this Offer and its compliance with the data specified in register keeping system of Issuer’s shareholders. A person making this Offer certifies that he makes this Offer on terms specified in Solution on additional issuer of securities and Invitation for making offers (offers) of acquisition of the shares of additional issue of Joint stock company RusHydro (state registration number 1-01-55038-E-039D dated 12/02/2010), issued by Issuer 02/18/2011.

1. Full business name of legal entity
2. Location of the legal entity:
3. Certificate on State Registration of Legal Entity:	3.1. Number:
3.2. Date:
3.3. Registration body:
4. Certificate on enlistment of the legal entity in the Uniform Government Register of Legal Entities	4.1. PSRN:
4.2. Date:
4.3. Issued by:

5. The quantity of placed shares, which a person, making this Offer, shall acquire at the securities offering price defined according to Solution of additional issuer of securities

(1 Rub 61 kopecks for 1 share)

5.1. exact quantity
	One option 5.1–5.4 shall be filled:	5.2. not less
5.3. not more
		5.4. not less	not more
6. Taxpayer identification number (TIN) (if any)
7. Full postal address for sending the reply on taking the Offer:
8. Contact telephone number, contact person’s full name:
9. Fax number, e-mail address for sending the reply on taking the Offer:
10. Preferable way of sending notifications for Acquirer and (or) reply on taking the Offer: ☐ letter by post ☐ via e-mail address
11. Bank account details for money transfer if money return is required	Account holder:
Number of bank account:
Full name of credit institution:
Short name of credit institution:
Address:
Tax Payer ID/Industrial enterprise code
BIC:
Corr. Acc.
12. Personal account number of Acquirer in the register of owners of Issuer’s registered securities or depositary account number in Depository for transfer of acquired shares (required if the Company shares shall be entered into the nominee shareholder account)

13. Full business name of depositary (hereinafter – the first level Depositary), data on state registration of the depository (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities), account number of Acquirer’s depositary account, number and date of depositary contract concluded between the depository and Acquirer (in respect of placed securities). If keeping of Acquirer’s depositary account (in respect of placed securities) is

Acquirer’s Signature** (or authorized person): (signature)		(Full name)

performed by nominal shareholder in turn being the depositor of the first level Depositary, then full business name of specified nominal shareholder, data on state registration of the specified nominal shareholder (hereinafter – the second level Depositary) (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities) are given in the Offer.

14. Requisites of interdepository contract concluded between first level Depositary and the second level Depositary (and so forth this information is given up to nominal shareholder who is assigned with Acquirer’s depositary account (in respect of placed securities). Number and date of depositary contract concluded between the depository – nominal shareholder and the person who sends the Offer.

15. THE INFORMATION ABOUT A PERSON (HEAD OF AN ORGANIZATION, MANAGER, AUTHORIZED REPRESENTATIVE ETC.) WHO HAS SIGNED THIS OFFER
Full name / Acquirer’s Representative full business name

Acts on the basis of (name and details of authorized document)

for physical persons:
ID document:

Series	No.

Date of issue, who issued

Date and place of birth:

Place of residence
for legal entities:

Certificate on State Registration of Legal Entity: number:	,	date	,

body, that performed registration:

Certificate on entering the record into Unified State Register of Legal Entities (specified if any):

PSRN	record entering date

Issued by:

The following documents are attached to this Offer:
–	/Appendix No. /
–	/Appendix No. /
–	/Appendix No. /
–	/Appendix No. /

Dear Acquirer!

1. Please, make sure that you have filled all recommended fields of the Offer form, including your bank details and contact data (telephone number, mobile phone, e-mail address) – this will allow avoiding difficulties when considering your Offer.

2. Please, sign each page of the Offer and specify the date of signing.

Thank you!

Acquirer’s signature** (or authorized person):
	(		)
(signature)		(Full name)

Power of attorney dated “    ”             20      No.

Date “    ”                                 2010

**	The Offer shall be signed by Acquirer (or by authorized person with attached original or notarized copy of duly executed letter of attorney or any other document authorizing qualification of a representative) and for legal entities – shall contain stamp impression (if any).

Acquirer’s Signature** (or authorized person):
(signature)	(Full name)

Recommended form for physical persons

OFFER

FOR ACQUISITION OF SHARES

Joint Stock Company RusHydro (hereinafter also the Company, Issuer)

(state registration number of additional issue 1-01-55038-E-039D dated 12/02/2010)

(hereinafter – also shares, securities)

An Individual making this Offer (hereinafter also – Acquirer) is responsible for adequacy of information, given in this Offer and its compliance with the data specified in register keeping system of Issuer’s shareholders. A person making this Offer certifies that he makes this Offer on terms specified in Solution on additional issuer of securities and Invitation for making offers (offers) of acquisition of the shares of additional issue of Joint stock company RusHydro (state registration number 1-01-55038-E-039D dated 12/02/2010), issued by Issuer 02/18/2011.

1. Surname, name, patronymic:
2. Passport Details:	2.1. Date and place of birth:
2.2. Passport series and number
2.3. Date, place of passport issue and the body issued the passport:
2.4. Residence place:

3. The quantity of placed shares, which a person, making this Offer, shall acquire at the securities offering price defined according to Solution of additional issuer of securities

(1 Rub 61 kopecks for 1 share)

3.1. exact quantity
	One option 3.1–3.4 shall be filled:	3.2. not less
3.3. not more
		3.4. not less	not more
4. Taxpayer identification number (TIN) (if any)
5. Full postal address for sending the reply on taking the Offer:
6. Contact telephone number (home, mobile):
7. Fax number, e-mail address for sending the reply on taking the Offer:
8. Preferable way of sending notifications for Acquirer and (or) reply on taking the Offer: ☐ letter by post ☐ via e-mail address
9. Bank account details for money transfer if money return is required	Account holder:
Number of bank account:
Full name of credit institution:
Short name of credit institution:
Address:
Tax Payer ID/Industrial enterprise code
BIC:
Corr. Acc.
10. Personal account number of Acquirer in the register of owners of Issuer’s registered securities or depositary account number in Depository for transfer of acquired shares (required if the Company shares shall be entered into the nominal shareholder account)

11. Full business name of depositary (hereinafter – the first level Depositary), data on state registration of the depository (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities), account number of Acquirer’s depositary account, number and date of depositary contract concluded between the depository and Acquirer (in respect of placed securities). If keeping of Acquirer’s depositary account (in respect of placed securities) is performed by nominal shareholder in turn being the

Acquirer’s signature** (or authorized person): (signature)		(Full name)

depositor of the first level Depositary, then full business name of specified nominal shareholder, data on state registration of the specified nominal shareholder (hereinafter – the second level Depositary) (PSRN, name of the body that performed state registration, date of state registration and entering the record on depositary into Unified State Register of Legal Entities) are given in the Offer.

12. Requisites of interdepository contract concluded between first level Depositary and the second level Depositary (and so forth this information is given up to nominal shareholder who is assigned with Acquirer’s depositary account (in respect of placed securities). Number and date of depositary contract concluded between the depository – nominal shareholder and the person who sends the Offer.

13. FILLED IF THE OFFER IS SIGNED BY THE ACQUIRER’S REPRESENTATIVE
Full name / Acquirer’s Representative full business name

Acts on the basis of (name and details of authorized document)

for physical persons:
ID document:

Series	No.

Date of issue, who issued

Date and place of birth:

Place of residence
for legal entities:

Certificate on State Registration of Legal Entity: number:	,	date	,

Body, that performed registration:

Certificate on entering the record into Unified State Register of Legal Entities (specified if any):

PSRN	record entering date

Issued by:

The following documents are attached to this Offer:
–	/Appendix No. /
–	/Appendix No. /
–	/Appendix No. /
–	/Appendix No. /

Dear Acquirer!

1. Please, make sure that you have filled all recommended fields of the Offer form, including your bank details and contact data (telephone number, mobile phone, e-mail address) – this will allow avoiding difficulties when considering your Offer.

2. Please, sign each page of the Offer and specify the date of signing.

Thank you!

Acquirer’s signature** (or authorized person):
	(		)
(signature)		(Full name)

Power of attorney dated “    ”             20      No.

Date “    ”                                 2010

**	The Offer shall be signed by Acquirer (or by authorized person with attached original or notarized copy of duly executed letter of attorney or any other document authorizing qualification of a representative) and for legal entities – shall contain stamp impression (if any).

Acquirer’s signature** (or authorized person):
(signature)	(Full name)